Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RESULTS FOR THE THIRD QUARTER OF 2020

Plano, TX, November 5, 2020 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and nine months ended September 30, 2020.  The Company’s financial results continue to be impacted by the COVID-19 pandemic, as the Company’s theatres were temporarily closed beginning in March 2020.  The Company began reopening domestic theatres in June 2020 and international theatres in August 2020, following new health and safety protocols.  As of September 30, 2020, the Company had 252 domestic and 15 international theatres open to limited hours, showing library content and some new releases.  During the three months ended September 30, 2020, attendance was 1.9 million patrons, admissions revenues were $14.9 million and concession revenues were $9.1 million.  Total revenues were $35.5 million for the three months ended September 30, 2020.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2020 was $(147.6) million.  Diluted loss per share for the three months ended September 30, 2020 was $(1.25) and Adjusted EBITDA for the three months ended September 30, 2020 was $(128.0) million. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“As the COVID-19 pandemic continues to have an unprecedented impact on the theatrical exhibition industry, our top near-term priorities remain stringently managing liquidity, driving productivity and reigniting moviegoing,” stated Mark Zoradi, Cinemark’s Chief Executive Officer.  “With nearly 90% of our domestic theatres now operating, we have been encouraged by our results to-date, wherein we have been burning less cash open than when we were shut down.  Significant drivers of this success have been our extensive health and safety protocols that are part of The Cinemark Standard, and innovative new ways of operating our theaters and maximizing revenues, such as the Private Watch Party concept we launched in July.  We look forward to a more normalized pipeline of new film content and continuing to welcome back Cinemark moviegoers to enjoy the immersive cinematic experience they have been craving.”

Cinemark Holdings, Inc.’s total revenues for the nine months ended September 30, 2020 were $588.1 million compared to $2,494.3 million for the nine months ended September 30, 2019. For the nine months ended September 30, 2020, admissions revenues were $307.4 million and concession revenues were $199.6 million. For the nine months ended September 30, 2020, attendance was 47.7 million patrons, average ticket price was $6.44 and concession revenues per patron were $4.18.

Net loss attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2020 was $(377.6) million compared to net income attributable to Cinemark Holdings, Inc. of $165.1 million for the nine months ended September 30, 2019. Diluted loss per share for the nine months ended September 30, 2020 was $(3.22) compared to diluted earnings per share of $1.41 for the nine months ended September 30, 2019.

Adjusted EBITDA for the nine months ended September 30, 2020 was $(179.4) million compared to $566.8 million for the nine months ended September 30, 2019. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of September 30, 2020, the Company’s aggregate screen count was 5,974 and the Company had commitments to open two new theatres and 16 screens during the remainder of 2020 and 20 new theatres and 205 screens subsequent to 2020.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at https://investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 533 theatres with 5,974 screens in 41 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://investors.cinemark.com/

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Caitlin Piper – 972-665-1418 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19.  Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 21, 2020, as updated by the information related to COVID-19 that was included in a Form 8-K filed on April 13, 2020, including the documents incorporated by reference therein, the Quarterly Report on Form 10-Q filed on August 4, 2020 and the Quarterly Report on Form 10-Q filed on November 5, 2020.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Statement of income data:
Revenues
Admissions	$14,901	$454,429	$307,400	$1,371,041
Concession	9,116	289,477	199,596	886,083
Other	11,461	77,911	81,072	237,172
Total revenues	35,478	821,817	588,068	2,494,296
Cost of operations
Film rentals and advertising	8,257	254,911	165,262	759,693
Concession supplies	2,688	51,573	39,879	157,361
Salaries and wages	20,181	103,270	116,589	308,316
Facility lease expense	67,047	87,436	214,490	262,529
Utilities and other	43,412	123,877	178,806	357,210
General and administrative expenses	30,342	44,702	99,361	127,002
Depreciation and amortization	62,543	67,760	191,380	196,795
Impairment of long-lived assets	24,595	27,304	41,214	45,382
Restructuring costs	524	—	20,062	—
(Gain) loss on disposal of assets and other	(13,327)	2,453	(10,997)	8,057
Total cost of operations	246,262	763,286	1,056,046	2,222,345
Operating income (loss)	(210,784)	58,531	(467,978)	271,951
Interest expense	(36,577)	(24,967)	(92,284)	(75,037)
Interest income	1,348	3,903	4,235	10,062
Foreign currency exchange loss	(2,251)	(4,406)	(6,183)	(4,785)
Distributions from NCM	1,061	2,474	6,975	9,168
Interest expense - NCM	(5,901)	(4,666)	(17,726)	(14,180)
Equity in income (loss) of affiliates	(16,077)	15,139	(27,711)	33,982
Income (loss) before income taxes	(269,181)	46,008	(600,672)	231,161
Income taxes	(121,145)	14,053	(222,398)	64,152
Net income (loss)	$(148,036)	$31,955	$(378,274)	$167,009
Less: Net income (loss) attributable to noncontrolling interests	(444)	602	(702)	1,957
Net income (loss) attributable to Cinemark Holdings, Inc.	$(147,592)	$31,353	$(377,572)	$165,052
Earnings (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(1.25)	$0.27	$(3.22)	$1.41
Diluted	$(1.25)	$0.27	$(3.22)	$1.41
Weighted average shares outstanding - Diluted	116,707	116,600	116,552	116,577

Other Operating Data

(unaudited, in thousands)

	As of	As of
	September 30,	December 31,
	2020	2019
Balance sheet data:
Cash and cash equivalents	$825,706	$488,313
Theatre properties and equipment, net	$1,545,823	$1,735,247
Total assets	$5,802,613	$5,828,017
Long-term debt, including current portion, net of unamortized debt discounts and debt issue costs	$2,374,345	$1,777,937
Equity	$1,018,448	$1,448,322

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,		Constant Currency (1)	Nine Months Ended September 30,
Revenues	2020	2019	2020	2019	2020	2020	2019
Admissions revenues	$247.2	$1,066.9	$60.2	$304.2	$71.2	$307.4	$1,371.1
Concession revenues	$161.7	$704.7	$37.9	$181.4	$44.2	$199.6	$886.1
Other revenues	$61.2	$159.2	$19.9	$77.9	$24.4	$81.1	$237.1
Total revenues	$470.1	$1,930.8	$118.0	$563.5	$139.8	$588.1	$2,494.3
Attendance	29.8	132.9	17.9	82.9		47.7	215.8
Average ticket price	$8.30	$8.03	$3.36	$3.67	$3.98	$6.44	$6.35
Concession revenues per patron	$5.43	$5.30	$2.12	$2.19	$2.47	$4.18	$4.11

	U.S. Operating Segment		International Operating Segment			Consolidated
	Nine Months Ended		Nine Months Ended			Nine Months Ended
	September 30,		September 30,			September 30,
Cost of Operations	2020	2019	2020	2019	Constant Currency (1) 2019	2020	2019
Film rentals and advertising	$136.3	$610.3	$28.9	$149.4	$34.4	$165.2	$759.7
Concession supplies	$29.4	$117.6	$10.5	$39.7	$12.5	$39.9	$157.3
Salaries and wages	$90.5	$247.4	$26.1	$60.9	$31.8	$116.6	$308.3
Facility lease expense	$186.0	$194.1	$28.5	$68.4	$34.2	$214.5	$262.5
Utilities and other	$140.3	$260.8	$38.4	$96.4	$46.5	$178.7	$357.2
(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2019. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results.    We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Adjusted EBITDA (1)
U.S.	$(105,767)	$132,347	$(145,947)	$453,404
International	(22,232)	37,411	(33,459)	113,346
Total Adjusted EBITDA (1)	$(127,999)	$169,758	$(179,406)	$566,750
Capital expenditures
U.S.	$17,903	$50,679	$54,604	$148,609
International	2,756	20,664	13,014	37,903
Total capital expenditures	$20,659	$71,343	$67,618	$186,512
(1)

Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$(148,036)	$31,955	$(378,274)	$167,009
Add (deduct):
Income taxes	(121,145)	14,053	(222,398)	64,152
Interest expense	36,577	24,967	92,284	75,037
Other expense (income), net (a)	22,881	(9,970)	47,385	(25,079)
Distributions from DCIP (b)	—	2,694	10,383	7,912
Cash distributions from other equity investees (c)	2,146	5,804	15,047	20,251
Depreciation and amortization	62,543	67,760	191,380	196,795
Impairment of long-lived assets	24,595	27,304	41,214	45,382
Restructuring costs	524	—	20,062	—
(Gain) loss on disposal of assets and other	(13,327)	2,453	(10,997)	8,057
Non-cash rent	816	(1,102)	1,649	(3,252)
Share based awards compensation expense (d)	4,427	3,840	12,859	10,486
Adjusted EBITDA	$(127,999)	$169,758	$(179,406)	$566,750
(a)	Includes interest income, foreign currency exchange gain (loss), interest expense – NCM and equity in income of affiliates.
(b)	Cash distributions from DCIP, which were recorded as a reduction of the Company’s investment in DCIP.
(c)	Cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances.
(d)	Non-cash expense included in general and administrative expenses.